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                                                                   Exhibit 99(a)

                                                                      PROXY CARD

                           COMMERCIAL INTERTECH CORP.
                         SPECIAL MEETING OF SHAREHOLDERS
                              _______________, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Commercial Intertech Corp., an Ohio corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated ____________, 2000, and hereby appoints Shirley M. Shields and Gilbert M. Manchester, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Commercial Intertech Corp. to be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio 44505, on _____________, 2000, at ____ a.m., local time, and at any postponements(s) or adjournment(s) thereof, and to vote all shares of Common Stock of Commercial Intertech Corp. that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND THE PROPOSAL TO APPROVE THE "OPT-OUT" AMENDMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE

     Please mark your
 /X/ votes as indicated
     in this example.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF FOLLOWING PROPOSALS.

1.   Proposal to adopt the                    FOR         AGAINST     ABSTAIN
     Agreement and Plan of                    / /           / /         / /
     Merger, dated as of January 14,
     2000, by and between Parker-
     Hannifin Corporation and
     Commercial Intertech Corp.

2.   Approval of the "opt-out"                FOR         AGAINST     ABSTAIN
     amendment.                               / /          / /         / /

3.   The proxies are authorized to vote       FOR         AGAINST     ABSTAIN
     in their discretion upon such other      / /           / /        / /
     business as may properly
     come before the meeting.

                  I PLAN TO ATTEND THE MEETING                         / /

                  COMMENTS/ADDRESS CHANGE
                  Please mark this if you have written                / /
                  comments/address on the reverse side


________________________ _________________________ Date: _____________
Signature                            Signature


(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).